UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2017

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code) 1411 Harney St., Suite 200 Omaha, Nebraska 68102
(857) 256-0079
___________________________________
(Former name or address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2017, the Class B common stockholders re-elected each of Alex B. Rozek and Adam K. Peterson as a Class B director to sit on the Boston Omaha Corporation Board of Directors. This action was taken by means of an action by unanimous written consent of the holders of Class B common stock in lieu of a special meeting.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Boston Omaha Corporation (the “Company”), held on Saturday, October 7, 2017, the stockholders of the Company voted as set forth below on the following proposals. Each of these proposals is described in detail in the Company’s Proxy Statement.

Of the Company’s 13,307,157 shares of Class A common stock issued and outstanding and entitled to vote as of the record date, August 14, 2017, a quorum of 12,962,015 shares of Class A common stock, or 97.4% of the shares of Class A common stock entitled to vote, was present in person or represented by proxy at the Annual Meeting. In addition, all of the Company’s 1,055,560 shares of Class B common stock issued and outstanding and entitled to vote as of the record date, August 14, 2017 were present in person or represented by proxy at the Annual Meeting. Each share of Class B common stock has 10 votes and the reports represented below reflect the total Class B common stock votes, counting each share of Class B common stock as 10 votes, or 10,555,600 total votes attributed to the Class B common stock in the aggregate out of a total 23,862,757 votes for the shares of Class A common stock and Class B common stock votes on a combined basis.

The final voting results for each matter submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal No. 1.     Election of Directors.

The election of four members of the Company’s Board of Directors, who in addition with the two directors elected by the holders of the Company’s Class B common stock, will serve a term of one year or until their successors are duly elected and qualified.

Nominee	Votes Cast For	Votes Withheld
Brendan J. Keating	21,767,965	211,893
Bradford B. Briner	21,976,670	3,188
Frank H. Kenan II	21,976,670	3,188
Vishnu Srinivasan	21,976,670	3,188

Proposal No. 2.     Ratification of Appointment of Independent Registered Public Accounting Firm.

The ratification of the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes Cast For	Votes Cast Against	Number of Abstentions
23,517,289	18	308

ITEM 7.01 REGULATION FD DISCLOSURE

At the Company’s Annual Shareholders Meeting held on October 7, 2017, the Company’s Co-Chairmen, Adam K. Peterson and Alex B. Rozek made a presentation to shareholders. This presentation, which has also been posted on the Company’s website, is being furnished as Exhibit 99.1 of this report.

At the Company’s Annual Shareholder Meeting, the Company announced that on October 6, 2017, General Indemnity Group, LLC, a wholly owned subsidiary of the Company, entered into a Unit Purchase Agreement to acquire at a subsequent closing a majority equity interest in South Coast Surety Insurance Services, LLC (“South Coast”) from South Coast’s sole equityholder. South Coast is an insurance brokerage providing commercial and contract surety bonds and surety products based in San Clemente, California. The Unit Purchase Agreement contains a seller option, and a contingent buyer option, for General Indemnity Group, LLC to acquire the remaining equity interests in South Coast. A copy of the press release issued on Saturday, October 7, 2017, is being furnished as Exhibit 99.2 of this report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit Number	Exhibit Title

99.1	Presentation from Shareholder Annual Meeting

99.2	Press Release Announcing Unit Purchase Agreement to Acquire Majority Stake of South Coast Surety Insurance Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)

By: /s/ Alex B. Rozek
Alex B. Rozek, Co-Chief Executive Officer

Date: October 9, 2017

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